EXHIBIT 99.2

THE EMPIRE DISTRICT ELECTRIC COMPANY
ANNOUNCES MANAGEMENT CHANGES

JOPLIN, MO – February 3, 2011 – Following the regular quarterly meeting of the directors of The Empire District Electric Company held today, Mr. D. Randy Laney, chairman of the board, announced changes to the Company’s senior management team.

Mr. Bradley P. Beecher was elected to serve as president and chief executive officer effective June 1, 2011, following the retirement of Mr. William L. Gipson on May 31, 2011.  Effective February 4, 2011, Mr. Beecher has been elected executive vice president.

Other elections include, Ms. Kelly S. Walters, vice president and chief operating officer – electric, Mr. Michael E. Palmer, vice president – transmission policy and corporate services, and Mr. Martin O. Penning, vice president – commercial operations.  These changes become effective February 4, 2011.

Mr. Blake A. Mertens has been elected vice president – energy supply effective May 1, 2011, replacing Mr. Harold R. Colgin II, who will retire April 30, 2011.

In making the announcements, Mr. Laney commented, “Bill Gipson has successfully led the Company through a challenging time.  During his leadership years, the Company’s assets nearly doubled from about $860 million in 2004 to approximately $1.5 billion at the end of 2010.  Bill’s focused leadership will be missed.  We are fortunate to have a very capable senior management team in place.”

Mr. Bill Gipson joined Empire in 1981 in the information technology area and was promoted to the manager of economic development in 1987. In 1995 he was promoted to director of commercial operations and, in early 1997, was named general manager – commercial operations. He was elected vice president – commercial operations in April 1997, executive vice president in 2001 and chief operating officer later that same year. He was elected to the board of directors in 2002 and as president and chief executive officer in 2002.

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Mr. Gipson serves as a board member of the Missouri Energy Development Association (MEDA), the Edison Electric Institute, the Financial Research Institute, and the Missouri Chamber of Commerce (MCC).  Mr. Gipson is past chairman of MEDA, the MCC, and the Joplin Area Chamber of Commerce.  He is also a member of the Missouri Southern State University (MSSU) School of Business Advisory Council, the MSSU Foundation, and the Joplin Rotary Club.

A native of Jasper County, Missouri, Gipson graduated from MSSU with a Bachelor of Science degree in Management Technology.

Mr. Beecher, 45 with 21 years of service, joined Empire District in 1988 as a staff engineer at the Riverton Power Plant. He held various positions including director of production planning and administration and director of strategic planning.  From August 1999 to February 2001, Mr. Beecher worked for Black & Veatch, an engineering and construction firm in Kansas City.  He returned to Empire in February 2001, was elected vice president – energy supply in April 2001, promoted to vice president and chief operating officer – electric in June 2006, and elected executive vice president and chief operating officer – electric in February 2010.

A native of northwest Kansas, Mr. Beecher graduated from Kansas State University with a Bachelor of Science degree in Chemical Engineering. He is a registered professional engineer in the State of Kansas.

Mr. Beecher serves on the boards of the Joplin Business and Industrial Development Corporation (JBIDC), the Boys and Girls Club of Southwest Missouri, and the Kiwanis Club of Joplin.  He is a graduate of Leadership Missouri.

Ms. Kelly Walters, 45 with 18 years of service, joined the Company in 1988 as a fuel accountant.  She held various accounting and management positions before being named director of auditing in 1997.

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During a four-year separation, she served as the director of financial services for Crowder College in Neosho, Missouri. She returned to the Company in 2001 as director of planning and regulatory and was later named general manager of regulatory and general services.  In May 2006, Ms. Walters was elected vice president – regulatory and general services.

A native of southwest Missouri, Ms. Walters holds a Bachelor of Science degree in Accounting from Pittsburg State University and a Masters degree in Human Resource Management from Webster University, St. Louis, Missouri.

Ms. Walters serves as a member of the Crowder College Foundation Board and the Missouri Workforce Investment Board.  She is a former board member and treasurer of the American Red Cross Southwest Missouri Chapter. She is a graduate of Leadership Missouri and is a member of the Anderson Lions Club.

Mr. Michael Palmer, 54 with 24 years of service, joined Empire in 1986 as a customer service consultant. He was named district manager for the Aurora area in 1994 and director of commercial operations in Branson in 1997. In 2001, Mr. Palmer was named general manager – commercial operations and, in 2001, he was elected vice president – commercial operations.

A native of Pierce City, Missouri, Mr. Palmer graduated from Pittsburg State University with a Bachelor of Science degree in Construction Management.

Mr. Palmer serves on the Strategic Planning and Human Resources committees for the Southwest Power Pool and on the Joplin Area Chamber of Commerce board where he is a member of the Public Policy Committee, and is a former board chairman.  He also serves on the board of the Republic Business and Industrial Development Association.  Mr. Palmer is a former chairman of the JBIDC, a former board member of the Aurora and Branson Chambers, and a past member of the Branson and Carl Junction City Councils.  He is a member of the Rotary Club.

Mr. Martin Penning, 55 with 30 years of service, began his career at Empire District as an engineer in 1980.  He has held numerous engineering positions including director of engineering and line services, as well as director of strategic planning, director of planning and regulatory, director of commercial operations-eastern, and director of commercial operations-western.

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Mr. Penning, a native of St. Louis, Missouri, earned a Bachelor of Science in Electrical Engineering from Missouri University of Science and Technology (MS&T) and is a member of the MS&T Corporate Development Council.  He is also a member of the Institute of Electrical and Electronic Engineers and has served on various Southwest Power Pool committees and task forces.

Mr. Penning serves as district chairman for the Ozark Trails Council of the Boy Scouts of America.  He is also a graduate of Leadership Missouri and is a member of the Webb City/Carl Junction Rotary Club.

Mr. Harold R. Colgin began his employment at Empire in 1972 as a mechanical engineer at the Asbury Power Plant. He has served in various positions in the Energy Supply area including plant manager at the Asbury Power Plant, superintendent for the Asbury Power Plant, and superintendent of production for the Company’s northern division. In June 2006 he became general manager – energy supply. In October 2006 he was elected to his present position.

Mr. Colgin holds an Associate of Arts degree from Allen County Community College and a Bachelor of Science in Mechanical Engineering from Kansas State University.

Mr. Colgin is a member of the Webb City Elks Lodge, where he has held various offices including president and secretary, and the Missouri Elks State Association, where he has held various offices.

Mr. Blake Mertens, 33 with nine years of service, joined the Company in 2001 as staff engineer in energy supply.  Positions he has held include planning engineer, combustion turbine construction project manager, manager of strategic projects, and associate director of strategic projects.  He was named director of strategic projects, safety, and environmental services in January of 2010 prior to taking the position of general manager – energy supply in November of 2010.

Prior to his employment with Empire, Mr. Mertens was an energy consultant for Black & Veatch of Overland Park, Kansas.

A native of the Wichita, Kansas, area, Mr. Mertens received a Bachelor of Science degree in Chemical Engineering at Kansas State University and a Masters in Business Administration at Missouri State University. He is a registered professional engineer in the State of Kansas.

Mr. Mertens serves on the board of the Wildcat Glades Conservation and Audubon Center and as treasurer for the Bulldog Youth Athletic Association in Carl Junction.

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Based in Joplin, Missouri, The Empire District Electric Company (NYSE: EDE) is an investor-owned, regulated utility providing electricity, natural gas (through its wholly owned subsidiary The Empire District Gas Company), and water service, with approximately 215,000 customers in Missouri, Kansas, Oklahoma, and Arkansas.  A subsidiary of the company provides fiber optic services.  For more information regarding Empire, visit www.empiredistrict.com.

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements address future plans, objectives, expectations, and events or conditions concerning various matters. Actual results in each case could differ materially from those currently anticipated in such statements, by reason of the factors noted in our filings with the SEC, including the most recent Form 10-K and 10-Q.

Contact:

MEDIA COMMUNICATIONS Amy Bass Director of Corporate Communications 417-625-5114 abass@empiredistrict.com INVESTOR RELATIONS Jan Watson Secretary – Treasurer 417-625-5108 jwatson@empiredistrict.com